Exhibit 4.1

EXECUTION VERSION

FIRST AMENDMENT

TO

CLASS A(2010-D) TERMS DOCUMENT

Dated as of June 12, 2015

between

Discover Card Execution Note Trust,

as Issuer,

U.S. Bank National Association,

as Indenture Trustee

This FIRST AMENDMENT TO THE CLASS A(2010-D) TERMS DOCUMENT (this “Amendment”), between the Discover Card Execution Note Trust, as Issuer (the “Issuer”) and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of June 12, 2015. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Terms Document (as hereinafter defined).

WHEREAS, the parties hereto have entered into the Class A(2010-D) Terms Document, dated as of November 23, 2010, between the Issuer and the Indenture Trustee (the “Terms Document”); and

WHEREAS, the Issuer and the Indenture Trustee desire to amend the Terms Document.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows:

Section 1. Amendments to Terms Document.

(1) Article I, Section 1.01 (“Definitions”) of the Terms Document is hereby amended by replacing the reference to “Note Purchase Commitment” in the definition of “Class A(2010-D) Termination Date” with “Maximum Note Purchase Commitment”.

(2) Article II, Section 2.09 (“Increases in the Outstanding Dollar Principal Amount”) of the Terms Document is hereby amended by amending and restating the initial paragraph of subsection (a) to read as follows:

“(a) the Issuer shall have given the Agent and the Indenture Trustee written notice of such increase in the Outstanding Dollar Principal Amount of the Class A(2010-D) Notes (the “Notice of Increase”) in accordance with Section 2.03(d) of the Note Purchase Agreement, which notice shall include:”

(3) Article II, Section 2.09 (“Increases in the Outstanding Dollar Principal Amount”) of the Terms Document is hereby further amended by amending and restating subsection (a)(i) to read as follows:

“(i) the Issuance Date of such increase in the Outstanding Principal Amount of the Class A(2010-D) Notes, which must be a Commitment Availability Date;”

(4) Article II, Section 2.09 (“Increases in the Outstanding Dollar Principal Amount”) of the Terms Document is hereby further amended by replacing the reference to “Note Purchase Commitment” appearing in subsection (c) with “Maximum Note Purchase Commitment”.

Section 2. Severability. In case any provision in this Amendment will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3. Ratification of Terms Document. Except as specifically amended, modified or supplemented by this Amendment, the Terms Document is hereby confirmed and ratified in all respects and shall remain in full force and effect. This Amendment shall not constitute a novation of the Terms Document, but shall constitute an amendment thereof. Each of the parties to the Terms Document agrees to be bound by the terms of the obligations of the Terms Document, as amended by this Amendment, as though the terms and obligations of such agreement were set forth herein.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

By:	Discover Bank, in its capacity as Beneficiary of the Issuer

By:	/s/ Michael F. Rickert
	Name:	Michael F. Rickert
	Title:	Vice President, Chief Financial Officer and Assistant Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Edwin J. Janis
	Name:	Edwin J. Janis
	Title:	Vice President

[Signature Page to First Amendment to Terms Document]